                                                                    EXHIBIT 10.1





                              TERMINATION AGREEMENT





                                     BETWEEN





                        BARCLAY HOSPITALITY SERVICES INC.





                                       AND





                INTERSTATE MANAGEMENT AND INVESTMENT CORPORATION







                            DATED AS OF JULY 1, 2003




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                              TERMINATION AGREEMENT

                  THIS TERMINATION AGREEMENT (the "Agreement") is made as of the 1st day of July, 2003, between BARCLAY HOSPITALITY SERVICES INC., a North Carolina corporation ("Barclay") and INTERSTATE MANAGEMENT AND INVESTMENT CORPORATION, a South Carolina corporation ("IMIC").

                                  WITNESSETH:

                  A. Barclay, as assignee of Capstar Winston Company, LLC, and IMIC are parties to seven Amended and Restated Management Agreements dated as of November 11, 1996 (the "Management Agreements"), as amended by those Amendments to Management Agreement (the "Amendments") dated as of June 20, 2000 (the Management Agreements and the Amendments are hereinafter collectively the "Management Agreements"), with respect to the hotel properties described in Exhibit A attached hereto and made a part hereof (the "Managed Hotels").

                  B. Barclay, as assignee, and IMIC are also parties to that certain Non-Competition, Development Restriction, and Right of First Refusal Agreement dated September 2, 1994 (the "Side Agreement").

                  C. Barclay and IMIC have mutually agreed to terminate the Management Agreements and Side Agreement effective as of the Termination Date (as hereinafter defined) subject to the terms and conditions described herein.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties do hereby agree as follows:

                  1. Termination of Management Agreements.

                           Subject to the terms and conditions set forth herein,
the Management Agreements shall terminate as of the 1st day of July, 2003 (the "Termination Date"). Barclay may request that IMIC continue to manage one or more of the Managed Hotels after the Termination Date up to and through a mutually agreed upon date. Any and all management services provided by IMIC subsequent to the Termination Date will be provided pursuant to a separately executed management agreement, in form and content acceptable to Barclay and IMIC.

                  2. Termination Payment.

                           As consideration for the termination of the
Management Agreements and the Side Agreement on the Termination Date, Barclay shall deliver to IMIC the sum of One Million Three Hundred Thousand Dollars ($1,300,000) (the "Management Termination Payment"), which shall be paid by wire transfer in immediately available funds to such bank account(s) as IMIC shall specify by written notice delivered to Barclay on the Termination Date.

                  3. The Closing.

                           (a) The closing of the transactions contemplated by
this Agreement shall take place on the Termination Date by delivery of documents by air courier, hand delivery or the equivalent.

                           (b) On or before the Termination Date, IMIC shall
execute and deliver or cause to be executed and delivered the following to
Barclay:

                                    (i) a counterpart to a closing statement;

                                    (ii) a counterpart to an assignment and
assumption agreement for each Managed Hotel substantially in the form of Exhibit 3(b)(ii) attached hereto covering all leases, concession agreements and commercial or other agreements to be assigned and assumed as of the Termination Date identified in Section (b) of Exhibit 5 attached hereto; and

                                    (iii) a certificate that the representations
and warranties of IMIC contained in Section 5(a) hereof are true and correct in all material respects as of the Termination Date.

                  4. Effect of Termination.

                           Effective on the Termination Date, each Management
Agreement shall terminate and shall be null and void and have no further force and effect, except for obligations and liabilities which, under the terms of each Management Agreement, survive any termination of the same.

                  5. Disclosure.

                           (a) Representations and Warranties. IMIC hereby makes
the following representations and warranties:

                                    (i) Litigation. To the actual knowledge of
E. L. Pooser, President of IMIC, Section (a) of Exhibit 5 attached hereto sets forth a true and correct list of all pending and threatened actions, suits and proceedings against the Managed Hotels or IMIC in connection with the Managed Hotels as of the date of this Agreement.

                                    (ii) Contracts. To the actual knowledge of
E. L. Pooser, President of IMIC, (i) Section (b) of Exhibit 5 attached hereto sets forth a true and correct list of any leases, concession agreements and commercial or other agreements in effect with respect to the Managed Hotels previously entered into by IMIC pursuant to the authority provided for in the Management Agreement and which are in IMIC's or Barclay's, name; (ii) no lease, concession agreement, commercial or other agreement will be binding upon Barclay or any Managed Hotel that cannot be terminated without penalty or payment upon thirty (30) days notice that are material in the aggregate, except as set forth in Section (c) of Exhibit 5. For purposes hereof, "material" means all such leases and concession, commercial and other agreements require payments in excess of $10,000 in the aggregate.

                                    (iii) The execution, delivery and
performance of this Agreement and the consummation of the transactions contemplated herein by IMIC has been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of IMIC, enforceable in accordance with its terms.

                                    (iv) No consents, waivers or other actions
by any third party are required in connection with the execution, delivery and performance of this Agreement by IMIC.

                           (b) Updating of Disclosures. IMIC shall promptly
update any of the information set forth in Exhibit 5 hereto to include developments after the date hereof by delivering written notice of such new developments to Barclay.

                  6. Transition Procedures.

                           IMIC shall do the following (and the provisions of
this Section 6 shall survive the expiration or termination of this Agreement until they have been fully performed) and, in general shall cooperate in good faith to effect an orderly transition of the management of the Managed Hotels:

                           (a) Licenses. IMIC shall exercise good faith
reasonable commercial efforts to assist Barclay, at Barclay's sale cost and expense, or its designee in obtaining replacement licenses, permits and approvals, including, but not limited to, liquor licenses, and execute all documents and instruments reasonably necessary to transfer (if transferable) to Barclay or its designee all governmental permits and licenses held by IMIC in operating the Managed Hotels

                           (b) Leases, Concessions and Agreements. On the
Termination Date, IMIC shall assign and deliver to Barclay or its designee, and Barclay or its designee as the case may be, shall assume, the leases, concession agreements and commercial or other agreements in effect with respect to the Managed Hotels identified in Section (b) of Exhibit 5 attached hereto which were previously entered into by IMIC pursuant to its authority provided for in the Management Agreement and which are then in IMIC's, rather than Barclay's, name

                           (c) Books and Records. On the Termination Date,
copies of all books and records for the Managed Hotels kept by IMIC, and, subject to IMIC obtaining any consents which IMIC deems required by law, which consents IMIC agrees to use its best efforts to obtain, copies of all personnel files regarding persons employed at the Managed Hotels, shall be delivered promptly to Barclay or its designee, but such books and records shall thereafter be available to IMIC at all reasonable times for inspection, audit, examination and transcription for a period of one (1) year and IMIC may retain (on a confidential basis) copies or computer records thereof.

                           (d) Remittance. On the Termination Date, IMIC shall
remit to Barclay or its designee all funds remaining in IMIC's possession or control which are the property of Barclay, if any, after payment of all accrued Gross Operating Expenses and Fees (as defined in the Management Agreements) and other amounts due IMIC and after deducting the costs of any scheduled repair, replacement or refurbishment of Furniture and Equipment (as defined in the Management Agreements) with respect to which funds have been provided specifically for such purposes.

                           (e) Other Transfers and Deliveries. On the
Termination Date, IMIC shall assign, transfer and deliver to Barclay or its designee (i) keys to all portions of the Managed Hotels or any lockboxes, equipment or security devices maintain therein, and (ii) all other items of property, information and materials relating to IMIC's discharge of its obligations under the Management Agreements.

                           (f) Temporary Continuation. At the reasonable request
of Barclay, IMIC shall continue its performance hereunder under any license, permit or approval for the period specified by Barclay, not to exceed four (4) months; provided, however, in return for such continuation Barclay shall pay all "out-of-pocket" expenses of IMIC with respect to such continued performance.

                           (g) Confidential Information. Each party agrees that
neither it nor its Affiliates (as defined in the Management Agreements) shall disclose to any third party or use to the detriment of the other party or its Affiliates any information (in any form or medium) which is confidential or proprietary to the other party or its Affiliates, which in the case of Barclay shall include but not be limited to confidential or proprietary information related to the Managed Hotels, customer lists, contracts, or pricing information, and shall hold any and all such information in strict confidence, for the sole and exclusive benefit of the other party and its Affiliates. In the event of a breach or a threatened breach by a party of this Section 6g), the non-breaching party shall be entitled to an injunction restraining the party breaching or threatening to breach from violating the terms of this Section 6g). Nothing in this Section 5(g) shall be construed or prohibiting the non-breaching party from pursuing any other available remedies for such breaches or threatened breaches, including recovery of damages from the other party. Information shall not be considered confidential or proprietary if such information (x) is available to the public at the time of disclosure, otherwise than as a result of a breach of this Agreement, or (y) is disclosed pursuant to a lawful order of any instrumentality of the United States or any of the several states, but only to the extent of such order. On the Termination Date, each party shall deliver promptly to the other party any and all copies, records, notes, or other written, printed, or tangible materials pertaining to, or generated through the use of, confidential or proprietary information relating to the other party or its Affiliates or, at the direction of the other party, shall destroy such items. The provisions of this Section 6(g) shall survive this Agreement.

                           (h) Employees of Managed Hotels. Barclay, or its
designee, will hire for at least one (1) day all of the employees, including the general managers, currently working at any of the Managed Hotels as of the date of this Agreement. IMIC further agrees not to transfer any of the employees currently working at any of the Managed Hotels to any other hotels owned and/or managed by IMIC. If Barclay's terminates any such employees, or after a period of six (6) months following the Termination Date, IMIC may re-employ any of the employees.

                           (i) Accounting. IMIC shall deliver accounting
statements for the Managed Hotels, if requested by Barclay, through September 30, 2003. The format and number of reports will be the same as those presently done under the Management Agreement. IMIC shall receive a fee of $___ per month for each month it delivers such requested accounting statements.

                  7. Further Assurances.

                           Barclay and IMIC hereby agree to cooperate in good
faith with the other party and to execute and deliver such other agreements, documents or instruments as may be necessary or desirable in connection with the transactions contemplated by this Agreement effecting the transfer of the operational control of the Managed Hotels resulting therefrom. Barclay and IMIC each hereby further agree to use their good faith reasonable commercial efforts to obtain consents and waivers from third parties, including franchisers, suppliers, vendors, employees, lessors, lessees, lenders, trustees, rating agencies and other third parties necessary to effect the transactions contemplated by this Agreement.

                  8. Indemnification; Defense of Claims.

                           (a) Indemnification by IMIC. IMIC agrees to
indemnify, defend and hold harmless Barclay and its affiliates, officers, directors, shareholders, employees and agents (collectively, the "Indemnitees") from and against any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses, and any and all actions, suits and proceedings in respect thereof (collectively, "Liabilities"), suffered or incurred by any Indemnitee as a result of (i) the breach of any covenant of IMIC set forth herein or in any document or instrument delivered in connection herewith, (ii) the failure of any representation and warranty made by IMIC set forth herein, or in any document or instrument delivered in connection herewith, to be true and correct in all material respects, (iii) the operation of the Managed Hotels by IMIC prior to the Termination Date, including, without limitation, claims or causes of action relating in any way to any employees of IMIC based upon events occurring prior to the Termination Date, including but not limited to any alleged or actual unfair labor practices, employment discrimination charges and lawsuits, violations of collective bargaining contracts or trust agreements, any ERISA claims, and any other claims regarding employment, severance, safety, compensation, benefits or other matters, or (iv) any untrue statement of a material fact or omission of any material fact included in written information provided by IMIC to Indemnitees or their permitted successors and assigns. IMIC shall pay any and all amounts owing under this indemnity within two (2) business days after demand by the applicable Indemnitee together with reasonable supporting documentation therefor. This indemnity shall survive the Termination Date for a period of one (1) year, plus with respect only to any claim for indemnification made hereunder before the expiration of such one (1) year period, any period during which such claim is pending and unresolved hereunder. Payment of a liability by an Indemnitee shall not be a condition precedent to the obligations of IMIC under this indemnity.

                           (b) Indemnification by Barclay. Barclay agrees to
indemnify, defend and hold harmless IMIC and its affiliates, officers, directors, shareholders, employees and agents (collectively, the "Indemnitees") from and against any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses, and any and all actions, suits and proceedings in respect thereof (collectively, "Liabilities"), suffered or incurred by any Indemnitee as a result of (i) the breach of any covenant of Barclay set forth herein or in any document or instrument delivered in connection herewith, (ii) the failure of any representation and warranty made by Barclay set forth herein, or in any document or instrument delivered in connection herewith, to be true and correct in all material respects, (iii) the operation of the Managed Hotels by Barclay after to the Termination Date, including, without limitation, claims or causes of action relating in any way to any employees of Barclay based upon events occurring after the Termination Date, including but not limited to any alleged or actual unfair labor practices, employment discrimination charges and lawsuits, violations of collective bargaining contracts or trust agreements, any ERISA claims, and any other claims regarding employment, severance, safety, compensation, benefits or other matters, or (iv) any untrue statement of a material fact or omission of any material fact included in written information provided by Barclay to Indemnitees or their permitted successors and assigns. Barclay shall pay any and all amounts owing under this indemnity within two (2) business days after demand by the applicable Indemnitee together with reasonable supporting documentation therefor. This indemnity shall survive the Termination Date for a period of one
(1) years plus, with respect only to any claim for indemnification made hereunder before the expiration of such one (1) year period, any period during which such claim is pending and unresolved hereunder. Payment of a liability by an Indemnitee shall not be a condition precedent to the obligations of Barclay under this indemnity.

                           (c) Defense of Claims. If a claim for Liabilities is
to be made by any party entitled to indemnification under this Section 8, the party entitled to such indemnification shall give written notice to the other party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Liabilities for which indemnification may be sought under this Section 8. If any action, suit or proceeding alleging a claim for Liabilities is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the other party as promptly as practicable. After such notice, the party providing the indemnity shall be entitled, if it so elects, (i) to take control of the defense and investigation of such action, suit or proceeding, (ii) to employ and engage attorneys and experts of its own choice to handle and defend the same, and (iii) with the indemnified party's consent, to settle such action, suit or proceeding, all at the sole risk and expense of the party providing the indemnity, provided, in each instance, that IMIC and its counsel shall proceed with diligence and in good faith with respect thereto; provided, however, that any such settlement shall include, among other things, an absolute and unconditional release of the indemnified party from all Liabilities. The indemnified party shall cooperate in all reasonable respects with the party providing the indemnity and such attorneys in the investigation, trial and defense of such action, suit or proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such action, suit or proceeding and any appeal arising therefrom.

                  9. Notices.

                           Any notice required or permitted to be given under
this Agreement shall be in writing and shall be sent by facsimile transmission (confirmed by any of the following methods: overnight delivery (with proof of delivery), courier service (with proof of delivery), hand delivery, or certified or registered mail (return receipt requested and first class postage prepaid)) and addressed as follows:

                  If to Barclay:

                           c/o Winston Hotels, Inc.
                           2626 Glenwood Avenue, Suite 200
                           Raleigh, NC  27608
                           Attention: Joseph V. Green
                           Facsimile: (919) 510-5251

                  with a copy (which shall not constitute notice) to:

                           Hunton & Williams, LLP
                           1900 K Street, N.W.
                           Washington, D.C.  20006
                           Attention: Thomas F. Kaufman, Esq.
                           Facsimile: (202) 778-2201

                  If to IMIC:

                           Interstate Management & Investment Corp.
                           One Surrey Court
                           Columbia, SC  29212
                           Attention: E. L. Pooser
                           Facsimile: (803)772-1994

                  with a copy (which shall not constitute notice) to:

                           John A. Sowards, Esq.
                           Nexsen Pruet Jacobs & Pollard, LLP
                           1441 Main Street, Suite 1500
                           Columbia, SC  29201
                           Facsimile: 803-253-8277

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date the notice is received or receipt is rejected.

                  10. Successors and Assigns.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may make any assignment of this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

                  11. Entire Agreement; Amendments.

                  This Agreement and the exhibits hereto constitute the entire agreement among the parties thereto with respect to the subject matters hereof and supersede all prior agreements and understandings among the parties with respect to the matters set forth herein, including, without limitation, any termination or survival provisions in the Management Agreements. No addition to or amendment or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by each party hereto.

                  12. Headings.

                  Headings of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

                  13. Incorporation.

                  The exhibits hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  14. Enforcement.

                  The parties agree that irreparable damage will occur in the event that any of the provisions of this Agreement is not performed in accordance with the specific terms hereof or are otherwise breached. It is accordingly agreed that, in addition to any other remedy to which the parties are entitled at law or in equity, the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court in the State of North Carolina.

                  15. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to its rules of conflicts of laws.

                  16. Severability.

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  17. Attorneys Fees.

                  If any party brings an action against another party to enforce any condition or covenant of this Agreement, the prevailing party in such action shall be entitled to recover its court costs, attorneys' fees and expenses in the judgment rendered through such action.

                  18. Time of the Essence.

                  Time is of the essence of this Agreement.

                  19. Survival.

                  All agreements and obligations of the parties to this Agreement shall survive the Termination Date.

                  20. Consents.

                  Whenever the consent or approval of a party is required under this Agreement, such consent shall not be unreasonably withheld or delayed.

                  21. Good Faith Reasonable Commercial Efforts.

                  Whenever a party is obligated under this Agreement to use its good faith reasonable commercial efforts, such obligation shall not require such party to expend funds or incur liability not contemplated by this Agreement.

                  22. Counterparts.

                  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.



                  [Remainder of page intentionally left blank.]

                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                               BARCLAY HOSPITALITY SERVICES INC.


                                               By:   /s/ Joseph V. Green
                                                  -----------------------------
                                               Name:  Joseph V. Green
                                               Title:  Executive Vice President



                                               INTERSTATE MANAGEMENT AND
                                               INVESTMENT CORPORATION


                                               By:   /s/ E. L. Pooser
                                                   ----------------------------
                                               Name:  E. L. Pooser
                                               Title:  President

                                    EXHIBIT A

                                 MANAGED HOTELS


           HOTEL NAME                             HOTEL LOCATION
           ----------                             --------------
           Comfort Inn                            Chester, Virginia
           Comfort Inn                            Charleston, South Carolina
           Quality Suites                         Charleston, South Carolina
           Hampton Inn                            Hilton Head, South Carolina
           Hampton Inn                            Raleigh, North Carolina
           Comfort Inn                            Durham, North Carolina
           Hampton Inn (Sold)                     Chester, Virginia

                                EXHIBIT 3(b)(ii)

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT 5


                                   Section (a)
              Pending or Threatened Actions, Suites and Proceedings





                                   Section (b)
         Leases, Concession Agreement and Commercial or Other Agreements




                                   Section (c)
                    Agreements Not Terminable without Penalty
                  or Payment on Thirty (30) Days Notice or Less